Exhibit 16.1


April 25, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20545

Gentlemen:

We have read the statements made by Diversified Corporate Resources, Inc. (Commission File No. 0-13984) in Item 4 of the attached Form 8-K, which Form 8-K we understand will be filed with the Commission with a date of report of April 18, 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                                     Very truly yours,

                                                     WEAVER AND TIDWELL L.L.P.



CORPDAL:64724.2 28722-00003
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